Exhibit 10.2
ELOQUA LIMITED
2006
US EMPLOYEE
STOCK OPTION PLAN
ARTICLE 1 — DEFINITIONS
1.1	When used herein, the following terms shall have the following meanings:
“Affiliate” — has the meaning given to that term in the Securities Act (Ontario).
“Board” — means the Board of Directors of the Company.
“Business Day” means a day other than a Saturday, Sunday or any other day which is a statutory holiday in the Province of Ontario.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as now in effect or as hereafter amended.
“Committee” — means the Compensation Committee of the Board or such other committee of the Board as determined from time to time by the Board.
“Company” — means Eloqua Limited and its Affiliates, including without limitation, Eloqua Corporation.
“Exchange” — means The Toronto Stock Exchange, the National Market System of the National Association of Securities Dealers Automated Quotation System, the Canadian Venture Exchange or any other stock exchange or quotation system on which the Shares are listed and posted for trading or quoted.
“Exercise Notice” — has the meaning set forth in Section 3.5.
“Exercise Price” — means the price at which a Share may be purchased pursuant to the exercise of an Option.
“Exercise Term” — means the period of time during which Options may be exercised.
“Fair Market Value” — per Share, means the price a willing buyer under no compulsion to buy and with complete information regarding the Company would pay to a willing seller under no compulsion to sell for one Share and without any minority discount, as determined by the Board in its sole discretion from time to time.
“Incentive Stock Option” shall mean any Option designated as an “incentive stock option” within the meaning of Code Section 422.

“Insiders” shall have the meaning ascribed thereto in the Securities Act (Ontario).
“Nonqualified Stock Option” or “Nonstatutory Stock Option” shall mean any Option that is not an Incentive Stock Option, including any Option that provides at the time of grant that it will not be treated as an Incentive Stock Option.
“Option” — means a right which may be granted to a Participant pursuant to the terms of this Agreement which allows the Participant to purchase Shares at a set price for a future period which does not exceed 10 years and includes both an Incentive Stock Option and a Nonqualified Stock Option.
“Option Agreement” — means a signed written agreement evidencing the terms and conditions upon which an Option is granted under this Plan in the form attached as Schedule B hereto or in such other form as may from time to time be approved by the Board.
“Option Put Price” means, with respect to a particular Option, the difference between the Fair Market Value of one Share and the exercise price per share pursuant to such Option.
“Participant” — means an eligible Service Provider who has agreed to participate in the Plan on such terms as the Board may specify at the time he or she is designated as an eligible Service Provider.
“Personal Holding Company” — means, in relation to a Service Provider, a body corporate, the issued and outstanding voting securities of which are beneficially owned, directly or indirectly, by the Service Provider and/or the spouse, children and/or grandchildren of the Service Provider.
“Plan” — means the 2006 Eloqua US Employee Stock Option Plan.
“Registered Retirement Savings Plan” — means, in relation to a Service Provider, a registered retirement savings plan established for the sole benefit of that Service Provider.
“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.
“Service Provider” — means:
(i)	an officer or director (including, for greater certainty, Insiders) of the Company or any of its Affiliates;

(ii)	an employee of the Company or any of its Affiliates; or

(iii)	any other person, firm or Company engaged to provide management or consulting services for or to the Company or any of its Affiliates;
“Shares” — means shares of Standard Common Stock of the Company.
“Take-over Bid” means an offer to acquire a majority of the issued and outstanding shares of the Company made to any person or company or group of persons or companies or an offer to exchange a majority of such shares for the shares of another company(ies) pursuant to any amalgamation, merger, reorganization, consolidation, or similar transaction.
ARTICLE 2 — GENERAL
2.1	Purpose: The purpose of this Plan is to provide Participants with an opportunity to acquire Shares of the Company.

2.2	Administration:
(a)	The Plan shall be administered by the Board.

(b)	The Board shall have the sole and complete authority (i) to approve the selection of Participants, (ii) to grant Options in such form as it shall determine, (iii) to impose such limitations, restrictions and conditions including, but not limited to, vesting conditions and restrictions, upon such Options as it shall deem appropriate, (iv) to accelerate the vesting conditions attaching to any Option, (v) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, and (vi) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Board’s determinations and actions within its authority under the Plan shall be conclusive and binding upon the Company and all other persons. Any determination or other decision approved by a majority of the members of the Board shall be deemed to be a determination or decision of that matter by the Board. Neither the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

(c)	To the extent permitted by law, the Board may from time to time delegate to a Committee of the Board all or any of the powers conferred on the Board under the Plan. In such event, the Committee, shall exercise the delegated powers in the manner and on the terms authorized by the Board, Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of the Plan in this context shall be final and conclusive.
2.3	Interpretation:
(a)	Whenever the Board or, where authorized, a Committee, is to exercise its discretion in the administration of terms and conditions of this Plan, the term “discretion” shall mean the “sole and absolute discretion” of the Board or such Committee, as the case may be.

(b)	Whenever an Option may be granted pursuant to the terms and conditions of this Plan, the President and the Chief Executive Officer of the Company may make recommendations for consideration of the Board or Committee with respect to the granting of such Options.
2.4	Eligibility for Options: The persons eligible to be granted Options shall be such of the Service Providers as the Board shall from time to time determine in its discretion. In determining the Options to be granted to eligible Service Providers under the Plan, the Board shall give due consideration to the value of each such Service Provider’s present potential contribution to the success of the Company or any Affiliates.
Notwithstanding the foregoing, if an eligible Service Provider wishes to hold Options granted to him or her (or the Shares issuable upon the exercise thereof) through a Personal Holding Company or a Registered Retirement Savings Plan, such eligible Service Provider may only do so with the prior written consent of the Board, which consent may be given or withheld by the Board in its discretion on such conditions as the Board may impose including without limitations the delivery of any undertakings which the Board may require. If the Board consents to the designation of a Personal Holding Company or Registered Retirement Savings Plan by an eligible Service Provider then, except where the context requires otherwise, the provisions of the Plan shall be applied mutatis mutandis to such Personal Holding Company or Registered Retirement Savings Plan. In approving this selection, the Board or the Committee, as the case may be, shall consider such factors as it deems relevant subject to the provisions of the Plan.
Options granted to an employee of the Company or an Affiliate of the Company who is a resident of the U.S. on the date of grant shall be, unless otherwise indicated in the Option Agreement, Nonqualified Stock Options on the date of grant.
2.5	Shares Subject to the Plan:
(a)	The aggregate number of Shares subject to Options granted under the Plan shall (subject to adjustment of such number pursuant to the provisions of Article 4 hereof) be 1,743,778 Shares. In the event that any Option expires or otherwise terminates for any reason (whether such Option is vested or non vested at the time of termination), without having been exercised in full, the unpurchased Shares subject to that Option shall once again become available for the granting of Options.
(b)	All Options will conform to all applicable provisions prescribed by the Plan and to such specific terms and conditions as may be determined by the Board or, where authorized, the Committee, at the time the Option is granted. The granting of any Option must, in order to become effective and binding on the Company, be authorized or approved by the Board or, where authorized, the Committee. Shares in respect of which an Option is granted, but not exercised prior to the termination/expiry of such Option, whether through lapse of time or otherwise, shall be available for issuance pursuant to Options thereafter granted by the Board or, where authorized, the Committee. All Shares issued pursuant to the due exercise of Options will be so issued as fully paid and non-assessable shares in the capital of the Company.
2.6	Option Agreements: All grants of Options under the Plan shall be evidenced by an Option Agreement. Such Option Agreements shall be subject to the applicable provisions of the Plan and shall clearly set out the Exercise Term in addition to such other provisions as are required by the Plan or which the Board or the Committee, as the case may be, may direct. Any proper officer of the Company is authorized and empowered to execute on behalf of the Company any Option Agreements required to be delivered to the Participants from time to time as designated by the Board or the Committee, as the case may be.

2.7	Loans to Participants: The Board, or where authorized, the Committee, as the case may be, may, in its discretion authorize the provision to Participants of low interest or interest-free full recourse loans to finance the purchase of Shares pursuant to the exercise of Options granted under the Plan. In no case, however, shall any loan granted to a Participant pursuant to this Section remain outstanding for a period exceeding 5 years from the date of grant of the Option.

2.8	Non-transferability: Options granted under the Plan may only be exercised by a Participant personally and no assignment or transfer of Options whether voluntary, involuntary, by operation of law or otherwise, shall vest any interest or right in such Options whatsoever in any assignee or transferee, but immediately upon any assignment or transfer, or any attempt to make the same, such Options shall terminate and be of no further effect.
ARTICLE 3 — SHARE OPTIONS
3.1	Award of Options: The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board or the Committee, as the case may be, may prescribe, award Options to any Participant and the Company shall enter into an Option Agreement with each Participant.

3.2	Exercise Term:
(a)	Subject to any vesting conditions imposed by the Board or the Committee in its sole discretion, Options granted to Participants may only be exercisable by the Participant if such vesting conditions have been satisfied.

(b)	The maximum term during which Options may be exercised shall be determined by the Board or the Committee, but in no event shall the Exercise Term of an Option exceed 10 years from the date of its grant.

(c)	Subject to Subsections 3.2(a) and 3.2(b), the provisions of the Plan and the Option Agreement, Options may be exercised by means of giving an Exercise Notice addressed to the Company.
3.3	Exercise Price: The Exercise Price of any Option shall be (i) if the Shares are listed and posted for trading on one Exchange, the closing sale price for board lots of Shares on such Exchange on the first Business Day immediately preceding the day on which the Exercise Price is to be determined on which at least one board lot was traded, (ii) if the Shares are listed and posted for trading on more than one Exchange, the greatest of the closing sale prices for board lots of Shares on such Exchanges on the first Business Day immediately preceding the day on which the Exercise Price is to be determined on which at least one board lot was traded, and (iii) if the Shares are not listed and posted for trading on an Exchange, the Exercise Price shall be the Fair Market Value on the first Business Day immediately preceding the day on which the Exercise Price is to be determined.

3.4	Payment of Exercise Price. The Exercise Price shall be fully paid in cash or loans at the time of exercise for the number of Shares specified in the notice and shall include the aggregate amount of any federal, state, provincial and/or local withholding taxes, if any, attributable to the transfer of stock pursuant to the exercise of the Option. No Shares shall be issued or transferred until full cash payment has been received therefor. The date of exercise of an Option shall be the date on which written notice of exercise shall have been delivered to the Company, but the exercise of an Option shall not be effective until the person (or persons) exercising the Option shall have complied with all provisions of the Plan and the Option Agreement governing the exercise of the Option. As soon as practicable after receipt of any Exercise Notice and full payment, the Company shall deliver to the eligible Participant, a certificate or certificates representing the acquired Shares.

3.5	Exercise: Each Option Agreement shall provide that Options shall be exercised by delivering a written Exercise Notice to the Company (an “Exercise Notice”), in substantially the form of Exhibit A attached hereto. Each Exercise Notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person (or persons) exercising the Option and, in the event the Option is being exercised by any person other than the Participant, shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option.

3.6	Conditions of Exercise: Notwithstanding any other provision of this Plan, as a condition to the exercise of any Option, the Participant agrees to attorn to and become a party to any stockholders’ agreement then in effect for the Company.

3.7	Termination of Employment for Cause: Where a Participant’s employment with the Company or an Affiliate is terminated for cause (as such term is defined in law), each Option granted to that Participant that has vested and each Option granted to that Participant that has not then vested shall, subject to the discretion of the Board or the Committee, to extend the same, immediately terminate.

3.8	Death: In the event of the death of a Participant, all Options which have vested may be exercised by the Participant’s estate at any time until the first to occur of the date which is 3 months following the date of death or the expiry date of such Options, or for such longer period of time as the Board or the Committee may determine. Each Option granted to that Participant that has not then vested shall, subject to the discretion of the Board or the Committee to extend the same, immediately terminate.

3.9	Termination of Employment for Other than Cause or Death: Where a Participant’s employment with the Company or an Affiliate terminates for any reason other than as contemplated in Sections 3.7 or 3.8 above including, without limitation, termination as a result of disability, or in the event a Director resigns, is removed as a director prior to the end of his term or is not re-elected to the Board of Directors, Options granted to such Participants that have vested may be exercised by the Participant at any time until the first to occur of the date which is 3 months following the date of termination, resignation, removal or non-re-election, as the case may be, or the expiry date of such Options, or for such longer period of time as the Board or the Committee may determine. Each Option granted to that Participant that has not then vested at the time of such termination, resignation, removal or non-re-election shall, subject to the discretion of the Board or the Committee, to extend the same, immediately terminate. For greater certainty, the date of termination or resignation of a Participant shall be the date which is designated by the Company as the last day of the Participant’s employment or services and specifically does not mean the date on which any period of statutory, contractual or reasonable notice that the Company may be required at law to provide to the Participant, would expire.

3.10	Exercise Upon Take-over: If a Take-over Bid is made, then, notwithstanding Subsection 3.2(a) hereof, but subject to the other provisions of the Plan and subject to any required regulatory approvals, the following shall apply:

(a)	The Company may, in its sole and arbitrary discretion, give its express consent to the exercise of any Options which are outstanding at the time that such Take-over Bid was made regardless of whether such Options have vested. All unvested Options in respect of which the Company has so expressly consented and all vested Options are herein referred to as “Exercisable Options”. All unvested Options in respect of which the Company has not so expressly consented are herein referred to as “Unexercisable Options”.

(b)	If the Company has so expressly consented to the exercise of any Options outstanding at the time that such Take-over Bid was made, the Company shall, immediately after such consent has been given, give a notice in writing (a “Take-over Bid Notice”) to each Participant then holding unexpired Options (whether vested or not) advising of the making of the Take-over Bid and such notice shall provide reasonable particulars of the Take-over Bid Notice and specifying those Options which are Exercisable Options and those which are Unexercisable Options and shall specify that the Participant may, at any time during the period commencing on the date of the Take-over Bid Notice and ending on the date which is five days following the giving of the Take-over Bid Notice, exercise all or any portion of any such unexpired Exercisable Options then held by the Participant. Subject to the provisions of Subsection 3.10(e), all Unexercisable Options shall be deemed to have expired and shall be null and void upon the giving of a Take-over Bid Notice.

(c)	If a Participant wishes to exercise any Exercisable Options, such exercise shall be made in accordance with Subsection 3.2(c); provided that, if necessary in order to permit such Participant to participate in the Take-over Bid, the Options so exercised shall be deemed to have been exercised and the issuance of the Shares issuable upon such exercise (such Shares being referred to in this Section 3.9 as the “Specified Shares”) shall be deemed to have been issued, effective as of the first business day immediately prior to the date on which the Take-over Bid was made.

(d)	If, upon the expiry of the applicable Option exercise period specified in paragraph 3.10 (b) above, the Take-over Bid is completed and a Participant did not, prior to the expiration of such exercise period, exercise the entire or any portion of the Exercisable Options which such Participant could have exercised in accordance with the provisions of this Section 3.9, then, as of and from the expiry of such exercise period, the Participant shall cease to have any further right to exercise such Exercisable Option, in whole or in part, and each such Exercisable Option shall be deemed to have expired and shall be null and void.

(e)	If:

(i)	the Take-over Bid is not completed, or

(ii)	all of the Specified Shares tendered by the Participant pursuant to the Take-over Bid are not purchased by the offeror in respect thereof;

(A)	the Specified Shares or, in the case of clause (ii) above, the portion thereof that are not taken up and paid for by such offeror, shall be returned by the Participant to the Company and either cancelled or reinstated as authorized but unissued Shares, and the terms set forth in Sections 3.2(a) and 3.2(b) shall again apply to the Exercisable Options (or remaining portion thereof, as the case may be) pursuant to which the Specified Shares were purchased, and

(B)	all Unexercisable Options shall be reinstated and terms of Sections 3.2(a) and (b) shall again apply to such Options.
(f)	If any Specified Shares are returned to the Company pursuant to Subsection 3.10(e) above, the Company shall refund the applicable purchase price (without interest) to the Participant in respect of such Specified Shares.

(g)	In no event shall the Participant be entitled to sell or otherwise dispose of the Specified Shares otherwise than pursuant to the Take-over Bid.
ARTICLE 4 — REORGANIZATION OF THE COMPANY
4.1	General: The existence of any Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares of any class or other securities of the Company or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

4.2	Reorganization of Company’s Capital: Should the Company effect a subdivision or consolidation of shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend which is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company which, in the opinion of the Board or the Committee, would warrant an adjustment to the number of Shares which may be acquired on the exercise of any outstanding Options and/or an adjustment to the Exercise Price thereof in order to preserve proportionately the rights and obligations of Participants, such adjustment shall be made as may be equitable and appropriate to that end. Notwithstanding anything hereinabove, a decision of the Board or the Committee in respect of any and all matters falling within the scope of this Section or Section 4.3 shall be final and without recourse on the part of any Participant and his or her heirs or legal representatives.

4.3	Other Events Affecting the Company: In the event of an amalgamation, combination, merger or other reorganization involving the Company, by exchange of shares of any class, by sale or lease of assets, or otherwise, which in the opinion of the Board or the Committee warrants (i) an adjustment to the number of Shares which may be acquired on the exercise of any outstanding Options and/or (ii) the change, conversion or exchange of Shares into other shares which may be acquired on the exercise of any outstanding Options and/or (iii) an adjustment to the Exercise Price thereof, in each case in order to preserve proportionately the rights and obligations of Participants, such adjustments shall be made as may be equitable and appropriate to that end.

4.4	Immediate Exercise of Options: Where the Board or the Committee determines that the adjustments provided for in Sections 4.2 and 4.3 would not preserve proportionately the rights and obligations of Participants in the circumstances or otherwise determines that it is appropriate the Board or the Committee may permit the immediate exercise of any outstanding Options which are not otherwise exercisable.

4.5	Issue by Company of Additional Shares: Except as expressly provided in this Article 4, the issue by the Company of shares of any class, or securities convertible into shares of any class, for money, services or property either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares which may be acquired on the exercise of any outstanding Options or the Exercise Price under such Options.

4.6	Applicable Law. The obligation of the Company to sell and deliver the Shares pursuant to Options granted under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act, if deemed necessary or appropriate by the Board to register the Shares under such Act.
ARTICLE 5 — NOTICES
5.1	Notices:
(a)	Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him or her shall be given by:

(i)	delivering it personally to the Participant or to the person claiming or deriving rights through him or her, as the case may be; or

(ii)	mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Participant in the Company’s records.
(b)	Any payment, notice, statement, certificate or instrument required or permitted to be given to the Company shall be given by mailing it postage prepaid (provided that the postal service is then in operation) or delivering it to the Company at the following address:

Eloqua Limited
c/o Eloqua Corporation
553 Richmond Street West, Suite 214
Toronto, ON M5V 1Y6
Attention: Mark A. Organ
Facsimile: (416) 864-1881
(c)	Any payment, notice, statement, certificate or other instrument referred to in subsection 5.1 (b) hereof, if delivered, shall be deemed to have been given or delivered on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the fourth Business Day following the date on which it was mailed.
ARTICLE 6 — MISCELLANEOUS PROVISIONS
6.1	Legal Requirement: The Company shall not be obligated to grant any Options if the issuance or exercise thereof would constitute a violation by the Participants or the Company of any provisions of any applicable valid statutory or regulatory enactment.

6.2	Rights of Participant: The Plan shall not give any employee the right to be employed by the Company or to continue to be employed by the Company. No Participant shall have any rights as a shareholder of the Company in respect of Shares issuable on the exercise of rights to acquire Shares under any Option until the allotment and issuance to the Participant of certificates representing such Shares

6.3	Amendment or Discontinuance: Subject to receipt of any necessary regulatory approval, the Board or the Committee may, at any time or from time to time, amend, suspend or terminate the Plan or any provisions thereof in such respects as it, in its discretion, may determine appropriate provided, however, that no amendment, suspension or termination of the Plan shall, without the consent of any Participant or the representatives of his or her estate, as applicable, alter or impair any rights or obligations arising from any Option previously granted to a Participant under the Plan.

6.4	Indemnification; Every director of the Company shall at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, which such director may sustain or incur by reason of any action, suit or proceeding, proceeded or threatened against the director, otherwise than by the Company, for or in respect of any act done or omitted by the director in respect of the Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

6.5	Effective Date: The Plan is effective as of the date on which it has been approved by the Board.

6.6	Governing Law: All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

6.7	Successors and Assign: The Company, every Participant and their respective heirs, executors, administrators, successors and assigns shall be bound by the terms and conditions of the Plan.

6.8	Approvals. The Plan shall become effective upon adoption by the Board; provided, however, that the Plan shall be submitted for approval by the holders of a majority of the voting stock of the Company and for such other approval as required by applicable laws and regulations. In the event the stockholders shall fail to approve the Plan within 12 months before or after the Plan is adopted by the Board, it and all Options granted thereunder shall be and become null and void. Notwithstanding any other provision of the Plan to the contrary, no Options granted under the Plan may be exercised until after such stockholder approval.
Approved: July 21, 2006.

Schedule A
Eloqua Limited
2006 US Employee Stock Option Plan
EXERCISE NOTICE
Eloqua Limited
c/o Eloqua Corporation
553 Richmond Street West, Suite 214
Toronto, ON M5V 1Y6
Attention: Corporate Secretary
This Exercise Notice (this “Notice”) is hereby submitted by the undersigned Participant to Eloqua Limited, a Delaware corporation (the “Company”) in connection with the Participant’s exercise of Options granted pursuant to the Eloqua Limited 2006 US Employee Stock Option Plan, as amended from time to time (the “Plan”), a copy of which is attached hereto and incorporated herein as Annex 1, and the Option Agreement with the Participant, a copy of which is attached hereto and incorporated herein as Annex 2, In the event of a conflict between the terms of the Plan and the terms of this Notice, the terms of the Plan shall govern. Unless otherwise defined in this Notice, the terms used in this Notice shall have the meanings defined in the Plan.
1.	Exercise of Option. Effective as of today, , the undersigned Participant hereby elects to exercise those of Participant’s Option(s) (“Options”) to purchase shares of the Standard Common Stock of Eloqua Limited (the “Company”) which are specified in Exhibit A attached hereto. The Participant hereby represents and warrants to the Company that its purchase of the Shares is voluntary and has not been induced by the expectation of future or continued employment, appointment or engagement by or with the Company.

2.	Delivery of Payment. Participant herewith delivers to the Company the Option Price of the Shares underlying such Options, as set forth in the Option Agreement pursuant to which such Option or Options were granted.

3.	Representations of Participant Participant acknowledges that Participant has received, read and understood the Plan and agrees to abide by and be bound by its terms and conditions.

4.	Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.
5.	Stockholders Agreement. The Participant hereby acknowledges receipt of a copy of the Stockholders Agreement, dated as of August, 2006, as amended from time to time, (the “Stockholders Agreement”) by and among the Company and the other parties thereto. The Participant has delivered to the Company a copy of the Instrument of Adherence to the Stockholders Agreement, in the form attached hereto as Exhibit B, duly executed by the Participant and evidencing the Participant’s making of the representations and warranties and being bound by the covenants of the Stockholders Agreement.

6.	Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. The Participant has reviewed with the Participant’s own tax advisors the federal, state, provincial, local and foreign tax consequences of this investment and the transactions contemplated by this Notice. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Notice. The Participant understands that in the case of Shares, if any, acquired by exercise of a Nonstatutory or Nonqualified Stock Option, taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Company’s Repurchase Option. Provided that the Participant is a resident of the US, the Participant understands that the Participant may elect to be taxed at the time the Shares are purchased rather than when and as the Company’s repurchase option expires by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days from the date of purchase. The form for making this election is attached as Exhibit C hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT

REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

7.	Restrictive Legends and Stop-Transfer Orders.

8.	Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable state, provincial or federal securities laws, with it being understood that the Company shall cause any then inapplicable legends to be removed from certificates representing Shares which are no longer Unreleased Shares and/or which have ceased to become subject to other restrictions, as the case may be:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

9.	Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.	Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Participant or other transferee to whom such Shares shall have been so transferred.

11.	Interpretation. Any dispute regarding the interpretation of this Notice shall be submitted by Participant or by the Company forthwith to the Committee or the Board, as the case may be, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee or the Board, as the case may be, shall be final and binding on all parties.

12.	Governing Law; Severability. This Notice is governed by the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provisions or rule that would cause the application of the laws of any jurisdictions other than the State of Delaware.

13.	Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Notice, the Plan, the Option Agreement, the Stockholders Agreement, the Instrument of Adherence to the Stockholders Agreement attached hereto as Exhibit B which Participant is signing and delivering concurrently herewith and the Investment Representation Statement attached hereto as Exhibit D which Participant is signing and delivering concurrently herewith constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTIONS PURSUANT TO THE VESTING SCHEDULE IS EARNED IS EARNED ONLY BY CONTINUING IN SERVICE (NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS NOTICE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Submitted by:	Accepted by:

PARTICIPANT:	Eloqua Limited:

Signature	By

Print Name	Its

Address:	Address
553 Richmond Street West, Suite 214
Toronto, ON M5V 1Y6

Date Received

Witness #1 to Participant’s Signature

Witness #2 to Participant’s Signature

EXHIBIT A
OPTIONS TO BE EXERCISED
The undersigned Participant wishes to exercise the following Options:

Date of Grant	# of Shares to be Acquired	ISO or NSO

A - 1

EXHIBIT B
ELOQUA LIMITED
Instrument of Adherence
     The undersigned,                , in order to become the owner or holder of           shares of the capital stock of ELOQUA LIMITED, a Delaware corporation (the “Company”), hereby agrees to become a party to that certain Stockholders Agreement (the “Agreement”) dated as of August, 2006, among the Company and the other parties thereto, as amended from time to time, and to be bound by all provisions thereof. The undersigned agrees to become an Existing Stockholder (as defined in the Agreement) under the terms of the Agreement. This Instrument of Adherence shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.
      EXECUTED as a contract under seal as of the date set forth below:

Signature:

Name:

By:

Address:

Social Security No.:

Date:

Accepted: ELOQUA LIMITED

By:
Name:
Title:

Date:

B - 1

EXHIBIT C
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:
1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: SPOUSE: ADDRESS: IDENTIFICATION NO.: TAXPAYER: SPOUSE: TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares (the “Shares”) of the Standard Common Stock of Eloqua Limited (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

6.	The amount (if any) paid for such property is:
     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated:	, 20

Taxpayer
The undersigned spouse of taxpayer joins in this election.
Dated:	, 20

Spouse

THIS PAGE C-3 IS TO BE ATTACHED TO ANY SECTION 83(b) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION.
     The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”) Accordingly, it is the intent of the taxpayer to utilize this election to achieve the following tax results:
     The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares.

EXHIBIT D
INVESTMENT REPRESENTATION STATEMENT
PARTICIPANT:
COMPANY: Eloqua Limited
SECURITY: STANDARD COMMON STOCK
AMOUNT:           SHARES
DATE:
     In connection with the purchase of the above-listed securities (“Securities”), the undersigned Participant represents to the Company the following:
1. Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
2. Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.
3. Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a nonpublic offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.
4. In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.
5. Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.
Signature of Participant:

SCHEDULE B
STOCK OPTION PLAN OPTION AGREEMENT
To:

Address:

Date:	(“Grant Date”)

Re:	Eloqua Limited 2006 US Employee Stock Option Plan
The options described below have been granted in accordance with the 2006 US Employee Stock Option Plan for Eloqua Limited (the “Plan”), a copy of which is provided herewith or has been previously provided to you and which has been approved by the Board of Directors (the “Company”).
This is to advise you that you are entitled to participate in the Plan and have been granted options to purchase                shares of Standard Common Shares (the “Shares”) in the capital of the Company. The granting and the terms of the options granted in this Agreement are subject to such regulatory and other confirmations and approvals as may be required.
1. The option price of the Shares is US $  per Share.
2. Your option may be exercised in whole or in part, subject to the vesting rules described below, at any time or from time to time, up to and including, but not after, |, (the “Expiry Date”) on which date your option, unless earlier terminated by reason of your death or ceasing to be a Participant (as defined or described in the Plan), shall expire:

Grant Number

Vesting Schedule

Total Number of Shares Subject to the Option

Type of Option:	Non-Qualified Stock Option
3. You shall not, directly or indirectly, sell, transfer, assign or otherwise dispose of in any manner, any options or Shares purchased by you hereunder or any portion thereof, nor shall you agree to do so, except as expressly permitted in this Agreement or as otherwise agreed in writing between you and the Company

5. The terms and conditions of the Plan are hereby deemed to be incorporated into and to form part hereof. If there is a conflict between any provision of this Agreement and any provision of the Plan, the relevant provision of this Agreement is to prevail.
6. No share certificates representing such Shares shall be delivered until payment for the Shares has been made in full.
If you desire to accept this option, please so indicate in the space below. Please note that acceptance does not constitute an exercise of the option. Options must be exercised in accordance with the terms and conditions of the Plan by completing and submitting a notice of exercise substantially in the form of Schedule “A” to the Plan annexed hereto addressed to the Company at its registered office to the attention of the Secretary, accompanied by payment in full of the option price of the Shares in respect of which the said option is then being exercised.

Eloqua Limited
by:
Name:
Title:

I hereby desire to accept the above option
and agree to the terms and the conditions
hereinbefore set forth including the terms
and conditions of the Plan. I further agree
to notify the Company upon any change in
the residence address indicated in this Agreement.

Name of Optionee: